Exhibit 99.1

Camping World Holdings, Inc. Reports Fourth Quarter and Full Year 2019 Results

LINCOLNSHIRE, IL--(BUSINESS WIRE)--February 27, 2020--Camping World Holdings, Inc. (NYSE: CWH)(the “Company”), America’s largest retailer of recreational vehicles (“RVs”) and related services and products, today reported results for the fourth quarter and full year ended December 31, 2019.

“We are very excited about the current direction of our business,” said Marcus Lemonis, Chairman and CEO of Camping World Holdings, Inc. “Our 2019 results include the impact of our decision last September to strategically shift away from locations where we did not have the ability or where it was not feasible to sell and/or service RVs, and we took aggressive actions to consolidate our retail operations, reduce product inventory levels and reduce overhead. We are pleased that RV sales thus far in 2020 are encouraging, and when coupled with the expected benefits arising out of the 2019 strategic shift, we believe we are well-positioned to generate improved financial performance in 2020 and beyond.”

Full Year-over-Year Operating Highlights:

  Revenue increased 2.1% to $4.9 billion
  Gross profit decreased 5.5% to $1.3 billion
  Income from operations, net loss and diluted loss per share of Class A common stock were $8.7 million, $120.3 million, and $1.62, respectively, and included long-lived asset impairment and restructuring costs of $113.5 million primarily related to the 2019 Strategic Shift away from locations that do not sell and/or service RVs
  Adjusted EBITDA(1) decreased 46.9% to $166.0 million, and was negatively impacted by the heavy discounting and liquidation of products, parts and accessories related to our plan announced in September 2019 to strategically shift our business away from locations where we do not have the ability or where it is not feasible to sell and/or service RVs (the “2019 Strategic Shift”)
  Vehicle inventories decreased $10.4 million: new down $51.8 million; used up $41.4 million
  Products, parts, accessories and miscellaneous inventories decreased $190.2 million to $225.9 million
  The number of Active Customers(2) increased 1.3% to approximately 5.12 million and the number of Good Sam Club members increased 1.4% to approximately 2.12 million

Fourth Quarter-over-Quarter Operating Highlights:

  Revenue decreased 1.8% to $964.9 million
  Gross profit decreased 12.7% to $240.6 million
  Loss from operations, net loss and diluted loss per share of Class A common stock were $66.1 million, $80.9 million, and $0.89, respectively, and included long-lived asset impairment and restructuring costs of $35.7 million related to the 2019 Strategic Shift
  Adjusted EBITDA(1) loss was $15.1 million, and was negatively impacted by heavy discounting and liquidation of products and accessories related to the 2019 Strategic Shift

________________

(1)

Adjusted EBITDA is a non-GAAP measure. For a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, see the “Non-GAAP Financial Measures” section later in this press release.

(2)	An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

2019 Strategic Shift and Long-lived Asset Impairment

In 2019, we made a strategic decision to refocus our business around our core RV competencies and consolidated our non-RV retail business through the closure of a number of stores and liquidation of select products and merchandise categories. In total, we expect the costs related to the 2019 Strategic Shift to be in the approximate range of $78 million to $88 million, including one-time employee termination benefits of $1.0 million to $1.5 million, lease termination costs of between $15.0 million and $20.0 million, incremental inventory reserve charges of $41.9 million, and other associated costs of between $20.0 million and $25.0 million. Through December 31, 2019, the Company has incurred $4.3 million of such other associated costs primarily representing labor, lease, and other operating expenses incurred during the post-close wind-down period for the locations related to the 2019 Strategic Shift. The additional amount of $15.7 million to $20.7 million represents similar costs that may be incurred in the year ending December 31, 2020 for locations that continue in a wind-down period prior to lease termination. The Company intends to negotiate terminations of these leases where prudent and pursue sublease arrangements for the remaining leases. Lease costs may continue to be incurred after December 31, 2020 on these leases if the Company is unable to terminate the leases under acceptable terms or offset the lease costs through sublease arrangements. The foregoing lease termination cost estimate represents the expected cash payments to terminate certain leases, but does not include the gain or loss from derecognition of the related operating lease assets and liabilities, which is dependent on the particular leases that will be terminated. In 2019, we recorded restructuring costs of $47.2 million related to the 2019 Strategic Shift.

During the year ended December 31, 2019, the Company had indicators of impairment of the long-lived assets for certain of its locations, primarily those locations related to the 2019 Strategic Shift. During the year ended December 31, 2019, the Company recorded long-lived asset impairment charges relating to leasehold improvements, furniture and equipment, and operating lease assets of $20.8 million, $28.6 million, and $16.9 million, respectively. Of the $66.3 million long-lived asset impairment charge during the year ended December 31, 2019, $57.4 million related to the 2019 Strategic Shift discussed above.

Earnings Conference Call and Webcast Information

A conference call to discuss the Company’s fourth quarter and fiscal year 2019 financial results is scheduled for today, February 27, 2020, at 3:30 p.m. Central Time. Investors and analysts can participate on the conference call by dialing (888) 394-8218 or (323) 701-0255 and using conference ID# 4750175. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investor.campingworld.com. The replay of the conference call webcast will be available on the investor relations website for approximately 90 days.

Presentation

This press release presents historical results, for the periods presented, of the Company and its subsidiaries, that are presented in accordance with accounting principles generally accepted in the United States (“GAAP”), unless noted as a non-GAAP financial measure. The Company’s initial public offering (“IPO”) and related reorganization transactions (“Reorganization Transactions”) that occurred on October 6, 2016 resulted in the Company as the sole managing member of CWGS Enterprises, LLC (“CWGS, LLC”), with sole voting power in and control of the management of CWGS, LLC. Despite its position as sole managing member of CWGS, LLC, the Company has a minority economic interest in CWGS, LLC. As of December 31, 2019, the Company owned 42.0% of CWGS, LLC. Accordingly, the Company consolidates the financial results of CWGS, LLC and reports a non-controlling interest in its consolidated financial statements. Unless otherwise indicated, all financial comparisons in this press release compare our financial results of the fourth quarter and full year ended December 31, 2019 to our financial results from the fourth quarter and full year ended December 31, 2018.

About Camping World Holdings, Inc.

Camping World Holdings, Inc. (together with its subsidiaries) is America’s largest retailer of RVs and related products and services. Our vision is to build a long-term legacy business that makes RVing fun and easy, and our Camping World and Good Sam brands have been serving RV consumers since 1966. We strive to build long-term value for our customers, employees, and shareholders by combining a unique and comprehensive assortment of RV products and services with a national network of RV dealerships, service centers and customer support centers along with the industry’s most extensive online presence and a highly-trained and knowledgeable team of associates serving our customers, the RV lifestyle, and the communities in which we operate. We also believe that our Good Sam organization and family of programs and services uniquely enables us to connect with our customers as stewards of the RV enthusiast community and the RV lifestyle.

For more information, please visit www.CampingWorld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements about our business plans and goals, including the ability of our model to deliver long-term growth and sustainability through industry cycles, and our beliefs regarding our competitive position. These forward-looking statements are based on management’s current expectations.

These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: current softness in the RV industry, which has increased our costs and reduced our margins; uncertainty regarding how long the ongoing softness in the RV industry will last; our ability to execute and achieve the expected benefits of our 2019 Strategic Shift; the availability of financing to us and our customers; fuel shortages or high prices for fuel; the success of our manufacturers; general economic conditions in our markets; changes in consumer preferences; competition in our industry; risks related to acquisitions and expansion into new markets; our failure to maintain the strength and value of our brands; our ability to manage our inventory; fluctuations in our same store sales; the cyclical and seasonal nature of our business; our dependence on the availability of adequate capital and risks related to our debt; our reliance on five fulfillment and distribution centers; natural disasters, including epidemic outbreaks; risks associated with selling goods manufactured abroad; our dependence on our relationships with third party suppliers; our ability to retain senior executives and attract and retain other qualified employees; risks associated with leasing substantial amounts of space; regulatory risks; data privacy and cybersecurity risks; risks related to our intellectual property; the impact of ongoing or future lawsuits against us and certain of our officers and directors; and risks related to our organizational structure.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2019 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change, except as required under applicable law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(In Thousands Except Per Share Amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenue:
Good Sam Services and Plans	$45,643	$44,186	$179,538	$172,660
RV and Outdoor Retail
New vehicles	381,158	428,508	2,370,321	2,512,854
Used vehicles	184,720	151,523	857,628	732,017
Products, service and other	274,504	278,722	1,034,577	949,383
Finance and insurance, net	66,720	68,188	401,302	383,711
Good Sam Club	12,186	11,266	48,653	41,392
Subtotal	919,288	938,207	4,712,481	4,619,357
Total revenue	964,931	982,393	4,892,019	4,792,017

Costs applicable to revenue (exclusive of depreciation
and amortization shown separately below):
Good Sam Services and Plans	19,176	19,391	78,054	76,041
RV and Outdoor Retail
New vehicles	331,109	377,913	2,074,270	2,188,735
Used vehicles	148,166	119,039	678,640	568,400
Products, service and other	225,034	188,228	762,919	585,263
Good Sam Club	838	2,240	10,738	10,646
Subtotal	705,147	687,420	3,526,567	3,353,044
Total costs applicable to revenue	724,323	706,811	3,604,621	3,429,085

Gross profit:
Good Sam Services and Plans	26,467	24,795	101,484	96,619
RV and Outdoor Retail
New vehicles	50,049	50,595	296,051	324,119
Used vehicles	36,554	32,484	178,988	163,617
Products, service and other	49,470	90,494	271,658	364,120
Finance and insurance, net	66,720	68,188	401,302	383,711
Good Sam Club	11,348	9,026	37,915	30,746
Subtotal	214,141	250,787	1,185,914	1,266,313
Total gross profit	240,608	275,582	1,287,398	1,362,932

Operating expenses:
Selling, general, and administrative	270,648	261,621	1,141,643	1,069,359
Debt restructure expense	–	–	–	380
Depreciation and amortization	18,288	15,115	59,932	49,322
Goodwill impairment	–	40,046	–	40,046
Long-lived asset impairment	16,245	–	66,270	–
Lease termination	(686)	–	(686)	–
Loss on disposal of assets	2,245	1,823	11,492	2,810
Total operating expenses	306,740	318,605	1,278,651	1,161,917

(Loss) Income from operations	(66,132)	(43,023)	8,747	201,015

Other income (expense):
Floor plan interest expense	(8,224)	(9,555)	(40,108)	(38,315)
Other interest expense, net	(15,941)	(17,589)	(69,363)	(63,329)
Loss on debt restructure	–	–	–	(1,676)
Tax Receivable Agreement liability adjustment	1,528	(1,324)	10,005	(1,324)
Total other income (expense)	(22,637)	(28,468)	(99,466)	(104,644)

(Loss) income before income taxes	(88,769)	(71,491)	(90,719)	96,371
Income tax benefit (expense)	7,915	237	(29,582)	(30,790)
Net (loss) income	(80,854)	(71,254)	(120,301)	65,581
Less: net loss (income) attributable to non-controlling interests	52,333	40,926	59,710	(55,183)
Net (loss) income attributable to Camping World Holdings, Inc.	$(28,521)	$(30,328)	$(60,591)	$10,398

Income (loss) earnings per share of Class A common stock:
Basic	$(0.76)	$(0.82)	$(1.62)	$0.28
Diluted	$(0.89)	$(0.83)	$(1.62)	$0.28
Weighted average shares of Class A common stock outstanding:
Basic	37,443	$37,137	37,310	$36,985
Diluted	89,112	$88,812	37,350	$88,878

Camping World Holdings, Inc. and Subsidiaries
Supplemental Operating Data (unaudited)

	Three Months Ended December 31,		Increase		Percent
	2019	2018	(decrease)		Change
Unit sales
New vehicles	9,597	11,295	(1,698)		(15.0%)
Used vehicles	7,166	6,529	637		9.8%
Total	16,763	17,824	(1,061)		(6.0%)

Average selling price
New vehicle	$ 39,716	$ 37,938	$ 1,779		4.7%
Used vehicles	25,777	23,208	2,570		11.1%

Same store unit sales
New vehicles	7,961	10,153	(2,192)		(21.6%)
Used vehicles	6,153	6,031	122		2.0%
Total	14,114	16,184	(2,070)		(12.8%)

Same store revenue ($ in 000's)
New vehicles	$ 320,782	$ 386,932	$ (66,150)		(17.1%)
Used vehicles	163,923	139,621	24,302		17.4%
Products, service and other	108,672	119,364	(10,692)		(9.0%)
Finance and insurance	56,966	63,266	(6,300)		(10.0%)
Total	$ 650,343	$ 709,183	$ (58,839)		(8.3%)

Average gross profit per unit
New vehicle	$ 5,215	$ 4,479	$ 736		16.4%
Used vehicle	5,101	4,975	126		2.5%
Finance and insurance, net per vehicle	3,980	3,826	155		4.0%
Total vehicle front-end yield(1)	9,147	8,487	660		7.8%

Gross margin
Good Sam Services and Plans	58.0%	56.1%	187	bps
New vehicles	13.1%	11.8%	132	bps
Used vehicles	19.8%	21.4%	(165)	bps
Products, service and other	18.0%	32.5%	(1,445)	bps
Finance and insurance, net	100.0%	100.0%	unch.
Good Sam Club	93.1%	80.1%	1,301	bps
Subtotal RV and Outdoor Retail	23.3%	26.7%	(344)	bps
Total gross margin	24.9%	28.1%	(312)	bps

Inventories ($ in 000's)
New vehicles	$ 966,134	$ 1,017,910	$ (51,776)		(5.1%)
Used vehicles	165,927	124,527	41,400		33.2%
Products, parts, accessories and misc.	225,888	416,074	(190,186)		(45.7%)
Total RV and Outdoor inventory	$ 1,357,949	$ 1,558,511	$ (200,562)		(12.9%)

Vehicle inventory per location ($ in 000's)
New vehicle inventory per dealer location	$ 6,274	$ 7,219	$ (946)		(13.1%)
Used vehicle inventory per dealer location	1,077	883	194		22.0%

Vehicle inventory turnover(2)
New vehicle inventory turnover	2.1	2.2	(0.0)		(2.0%)
Used vehicle inventory turnover	4.8	5.1	(0.3)		(6.0%)

Retail locations
RV dealerships	154	141	13		9.2%
RV service & retail centers	11	14	(3)		(21.4%)
Subtotal	165	155	10		6.5%
Other retail stores	10	72	(62)		(86.1%)
Total	175	227	(52)		(22.9%)

Other data
Active customers(3)	5,118,413	5,051,439	66,974		1.3%
Good Sam Club members	2,124,724	2,094,413	30,311		1.4%
Finance and insurance gross profit as a % of total vehicle revenue	11.8%	11.8%	3	bps	NA
Same store locations	132	118	14		11.9%

	Years Ended December 31,		Increase		Percent
	2019	2018	(decrease)		Change
Unit sales
New vehicles	66,111	71,545	(5,434)		(7.6%)
Used vehicles	36,213	32,751	3,462		10.6%
Total	102,324	104,296	(1,972)		(1.9%)

Average selling price
New vehicle	$35,854	$35,123	$731		2.1%
Used vehicles	23,683	22,351	1,332		6.0%

Same store unit sales
New vehicles	56,381	67,150	(10,769)		(16.0%)
Used vehicles	31,987	30,672	1,315		4.3%
Total	88,368	97,822	(9,454)		(9.7%)

Same store revenue ($ in 000's)
New vehicles	$2,051,497	$2,365,464	$(313,967)		(13.3%)
Used vehicles	775,307	689,927	85,380		12.4%
Products, services and other	491,482	518,414	(26,932)		(5.2%)
Finance and insurance	352,180	362,212	(10,032)		(2.8%)
Total	$3,670,466	$3,936,017	$(265,551)		(6.7%)

Average gross profit per unit
New vehicle	$4,478	$4,530	$(52)		(1.2%)
Used vehicle	4,943	4,996	(53)		(1.1%)
Finance and insurance, net per vehicle unit	3,922	3,679	243		6.6%
Total vehicle front-end yield(1)	8,564	8,356	209		2.5%

Gross margin
Good Sam Services and Plans	56.5%	56.0%	57	bps
New vehicles	12.5%	12.9%	(41)	bps
Used vehicles	20.9%	22.4%	(148)	bps
Products, services and other	26.3%	38.4%	(1,210)	bps
Finance and insurance, net	100.0%	100.0%	unch.
Good Sam Club	77.9%	74.3%	365	bps
Subtotal RV and Outdoor Retail	25.2%	27.4%	(225)	bps
Total gross margin	26.3%	28.4%	(213)	bps

Inventories ($ in 000's)
New vehicles	$966,134	$1,017,910	$(51,776)		(5.1%)
Used vehicles	165,927	124,527	41,400		33.2%
Products, parts, accessories and misc.	225,888	416,074	(190,186)		(45.7%)
Total RV and Outdoor inventory	$1,357,949	$1,558,511	$(200,562)		(12.9%)

Other data
Finance and insurance gross profit as a % of total vehicle revenue	12.4%	11.8%	61	bps	NA

(1) Front end yield is calculated as gross profit from new vehicles, used vehicles and finance and insurance (net), divided by combined new and used retail unit revenue.

(2) Inventory turnover calculated as vehicle costs applicable to revenue divided by average vehicle inventory.

(3) An Active Customer is a customer who has transacted with us in any of the eight most recently completed fiscal quarters prior to the date of measurement.

Camping World Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
($ in Thousands Except Per Share Amounts)

	As of December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$147,521	$138,557
Contracts in transit	44,947	53,214
Accounts receivable, net	81,847	85,711
Inventories	1,358,539	1,558,970
Prepaid expenses and other assets	57,827	51,710
Total current assets	1,690,681	1,888,162

Property and equipment, net	314,374	359,855
Operating lease assets	807,537	–
Deferred tax asset, net	129,710	145,943
Intangibles assets, net	29,707	35,284
Goodwill	386,941	359,117
Other assets	17,290	18,326
Total assets	$3,376,240	$2,806,687

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$106,959	$144,808
Accrued liabilities	130,316	124,619
Deferred revenues and gains	87,093	88,054
Current portion of finance lease liabilities	–	23
Current portion of operating lease liabilities	58,613	–
Current portion of Tax Receivable Agreement liability	6,563	9,446
Current portion of long-term debt	14,085	12,977
Notes payable – floor plan, net	848,027	885,980
Other current liabilities	44,298	39,211
Total current liabilities	1,295,954	1,305,118

Right to use liability	–	5,147
Operating lease obligations, net of current portion	843,312	–
Tax Receivable Agreement liability, net of current portion	108,228	124,763
Revolving line of credit	40,885	38,739
Long-term debt, net of current portion	1,153,551	1,152,888
Deferred revenues and gains	58,079	67,157
Other long-term liabilities	35,467	79,958
Total liabilities	3,535,476	2,773,770

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock, par value $0.01 per share – 20,000,000 shares authorized; none issued and outstanding as of December 31, 2019 and December 31, 2018	–	–
Class A common stock, par value $0.01 per share – 250,000,000 shares authorized; 37,701,584 issued and 37,488,989 outstanding as of December 31, 2019 and 37,278,690 issued and 37,192,364 outstanding as of December 31, 2018	375	372
Class B common stock, par value $0.0001 per share – 75,000,000 shares authorized; 69,066,445 issued; and 50,706,629 outstanding as of December 31, 2019 and December 31, 2018	5	5
Class C common stock, par value $0.0001 per share – one share authorized, issued and outstanding as of December 31, 2019 and December 31, 2018	–	–
Additional paid-in capital	50,152	47,531
Retained earnings (deficit)	(83,134)	(3,370)
Total stockholders' equity (deficit) attributable to Camping World Holdings, Inc.	(32,602)	44,538
Non-controlling interests	(126,634)	(11,621)
Total stockholders' equity (deficit)	(159,236)	32,917

Total liabilities and stockholders' equity (deficit)	$3,376,240	$2,806,687

Earnings Per Share

Basic earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income (loss) available to Camping World Holdings, Inc. by the weighted-average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities.

The following table sets forth reconciliations of the numerators and denominators used to compute basic and diluted earnings per share of Class A common stock (unaudited):

	Three Months Ended		Year ended
	December 31,	December 31,	December 31,	December 31,
(In thousands except per share amounts)	2019	2018	2019	2018
Numerator:
Net (loss) income	$(80,854)	$(71,254)	$(120,301)	$65,581
Less: net income attributable to non-controlling interests	52,333	40,926	59,710	(55,183)
Net (loss) income attributable to Camping World Holdings, Inc. — basic	(28,521)	(30,328)	(60,591)	10,398
Add: reallocation of net income attributable to non-controlling interests from the assumed dilutive effect of stock options and RSUs	—	—	(71)	—
Add: reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of CWGS, LLC for Class A common stock	(50,375)	(43,228)	—	14,240
Net (loss) income attributable to Camping World Holdings, Inc. — diluted	$(78,896)	$(73,556)	$(60,662)	$24,638
Denominator:
Weighted-average shares of Class A common stock outstanding — basic	37,443	37,137	37,310	36,985
Dilutive options to purchase Class A common stock	—	—	—	78
Dilutive restricted stock units	—	—	40	83
Dilutive common units of CWGS, LLC that are convertible into Class A common stock	51,669	51,675	—	51,732
Weighted-average shares of Class A common stock outstanding — diluted	89,112	88,812	37,350	88,878

Earnings (loss) per share of Class A common stock — basic	$(0.76)	$(0.82)	$(1.62)	$0.28
Earnings (loss) per share of Class A common stock — diluted	$(0.89)	$(0.83)	$(1.62)	$0.28

Weighted-average anti-dilutive securities excluded from the computation of diluted earnings per share of Class A common stock:
Stock options to purchase Class A common stock	751	891	795	681
Restricted stock units	1,499	1,655	1,179	1,037
Common units of CWGS, LLC that are convertible into Class A common stock	—	—	51,670	—

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted (collectively the "Non-GAAP Financial Measures"). We believe that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics we use in our financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these Non-GAAP Financial Measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of those adjusted in this presentation. The Non-GAAP Financial Measures that we use are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define “EBITDA” as net income before other interest expense, net (excluding floor plan interest expense), provision for income tax expense and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA further adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, goodwill impairment, long-lived asset impairment, loss (gain) on disposal of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, Gander Outdoors pre-opening costs, restructuring costs related to the 2019 Strategic Shift, lease termination, and other unusual or one-time items. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of total revenue. We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin in the same manner. We present EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin to the most directly comparable GAAP financial performance measures, which are net (loss) income and net (loss) income margin, respectively (unaudited):

	Three Months Ended		Year Ended
	December 31,		December 31,
($ in thousands)	2019	2018	2019	2018

EBITDA:
Net (loss) income	$(80,854)	$(71,254)	$(120,301)	$65,581
Other interest expense, net	15,941	17,589	69,363	63,329
Depreciation and amortization	18,288	15,115	59,932	49,322
Income tax expense	(7,915)	(237)	29,582	30,790
Subtotal EBITDA	(54,540)	(38,787)	38,576	209,022

Adjustments:
Loss and expense on debt restructure (a)	-	-	-	2,056
Goodwill impairment (b)	-	40,046	-	40,046
Long-lived asset impairment (c)	16,245	-	66,270	-
Lease termination (d)	(686)	-	(686)	-
Loss on disposal of assets, net (e)	2,245	1,823	11,492	2,810
Equity-based compensation (f)	3,632	3,553	13,145	14,088
Tax Receivable Agreement liability adjustment (g)	(1,528)	1,324	(10,005)	1,324
Gander Outdoors pre-opening costs (h)	-	2,385	-	43,156
Restructuring costs (i)	19,499	-	47,223	-
Adjusted EBITDA	$(15,133)	$10,344	$166,015	$312,502

	Three Months Ended		Year Ended
	December 31,		December 31,
(as percentage of total revenue)	2019	2018	2019	2018

EBITDA margin:
Net (loss) income margin	(8.4%)	(7.3%)	(2.5%)	1.4%
Other interest expense, net	1.7%	1.8%	1.4%	1.3%
Depreciation and amortization	1.9%	1.5%	1.2%	1.0%
Income tax expense	(0.8%)	(0.0%)	0.6%	0.6%
Subtotal EBITDA margin	(5.7%)	(3.9%)	0.8%	4.4%

Adjustments:
Loss and expense on debt restructure (a)	—	—	—	0.0%
Goodwill impairment (b)	—	4.1%	—	0.8%
Long-lived asset impairment (c)	1.7%	—	1.4%	—
Lease termination (d)	(0.1%)	—	(0.0%)	—
Loss on disposal of assets, net (e)	0.2%	0.2%	0.2%	0.1%
Equity-based compensation (f)	0.4%	0.4%	0.3%	0.3%
Tax Receivable Agreement liability adjustment (g)	(0.2%)	0.1%	(0.2%)	—
Gander Outdoors pre-opening costs (h)	—	0.2%	—	0.9%
Restructuring costs (i)	2.0%	—	1.0%	—
Adjusted EBITDA margin	(1.6%)	1.1%	3.4%	6.5%
(a)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the Third Amendment to the Credit Agreement in 2018.
(b)	Represents a goodwill impairment charge of $40.0 million related to the RV and Outdoor Retail segment in the fourth quarter of 2018.
(c)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(d)	Represents the gain on the termination of operating leases relating primarily to the 2019 Strategic Shift, net of lease termination fees.
(e)	Represents an adjustment to eliminate (i) losses on the disposal or sale of real estate at closed RV and Outdoor Retail locations in 2019, and (ii) the gains and losses on sales of various assets.
(f)	Represents non-cash equity-based compensation expense relating to employees and directors of the Company.
(g)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(h)

Represents pre-opening store costs associated with the Gander Outdoors store openings, which is comprised of 1) Gander Outdoors-specific corporate and retail overhead, 2) distribution center expenses, and 3) store-level startup expenses. The Company incurred significant costs related to the initial rollout of Gander Outdoors locations, which was substantially complete as of December 31, 2018. Based on the nature of the acquisition through a bankruptcy auction and the large quantity of retail locations opened and to be opened in a very compressed timeframe, the Company does not deem the pre-opening store costs for the initial rollout of Gander Outdoors locations to be normal, recurring charges. The Company does not intend to adjust for pre-opening store costs other than for the initial rollout of Gander Outdoors.

(i)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits, incremental inventory reserve charges, and other associated costs.

Adjusted Net Income Attributable to Camping World Holdings, Inc. and Adjusted Earnings Per Share

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic” as net income attributable to Camping World Holdings, Inc. adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, loss and expense on debt restructure, goodwill impairment, long-lived asset impairment, loss on disposal of assets, equity-based compensation, Tax Receivable Agreement liability adjustment, Gander Outdoors pre-opening costs, restructuring costs related to the 2019 Strategic Shift, lease termination, other unusual or one-time items, the income tax expense effect of these adjustments, and the effect of net income attributable to non-controlling interests from these adjustments.

We define “Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic adjusted for the reallocation of net income attributable to non-controlling interests from stock options and restricted stock units, if dilutive, or the assumed exchange, if dilutive, of all outstanding common units in CWGS, LLC for shares of newly-issued Class A common stock of Camping World Holdings, Inc.

We define “Adjusted Earnings Per Share – Basic” as Adjusted Net Income Attributable to Camping World Holdings, Inc. - Basic divided by the weighted-average shares of Class A common stock outstanding. We define “Adjusted Earnings Per Share – Diluted” as Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted divided by the weighted-average shares of Class A common stock outstanding, assuming (i) the exchange of all outstanding common units in CWGS, LLC for newly-issued shares of Class A common stock of Camping World Holdings, Inc., if dilutive, and (ii) the dilutive effect of stock options and restricted stock units, if any. We present Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted because we consider them to be important supplemental measures of our performance and we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.

The following table reconciles Adjusted Net Income Attributable to Camping World Holdings, Inc. – Basic, Adjusted Net Income Attributable to Camping World Holdings, Inc. – Diluted, Adjusted Earnings Per Share – Basic, and Adjusted Earnings Per Share – Diluted to the most directly comparable GAAP financial performance measure, which is net income attributable to Camping World Holdings, Inc., in the case of the Adjusted Net Income non-GAAP financial measures, and weighted-average shares of Class A common stock outstanding – basic, in the case of the Adjusted Earnings Per Share non-GAAP financial measures (unaudited):

	Three Months Ended		Year ended
	December 31,	December 31,	December 31,	December 31,
(In thousands except per share amounts)	2019	2018	2019	2018
Numerator:
Net income (loss) attributable to Camping World Holdings, Inc.	$(28,521)	$(30,328)	$(60,591)	$10,398
Adjustments related to basic calculation:
Loss and expense on debt restructure (a):
Gross adjustment	-	-	-	2,056
Income tax expense for above adjustment (b)	-	-	-	(217)
Goodwill impairment (c):
Gross adjustment	-	40,046	-	40,046
Income tax (expense) benefit for above adjustment (b)	-	-	-	-
Long-lived asset impairment (d):
Gross adjustment	16,245	-	66,270	-
Income tax expense for above adjustment (b)	(138)	-	(220)	-
Lease termination (e):
Gross adjustment	(686)	-	(686)	-
Income tax benefit for above adjustment (b)	32	-	32	-
Loss on disposal of assets and other expense, net (f):
Gross adjustment	2,245	1,823	11,492	2,810
Income tax (expense) benefit for above adjustment (b)	(289)	(17)	(750)	(17)
Equity-based compensation (g):
Gross adjustment	3,632	3,553	13,145	14,088
Income tax expense for above adjustment (b)	(323)	(307)	(1,138)	(1,201)
Tax Receivable Agreement liability adjustment (h):
Gross adjustment	(1,528)	1,324	(10,005)	1,324
Income tax (expense) benefit for above adjustment (b)	382	(338)	2,525	(338)
Gander Outdoors pre-opening costs (i):
Gross adjustment	-	2,385	-	43,156
Income tax (expense) benefit for above adjustment (b)	-	-	-	-
Restructuring costs (j):
Gross adjustment	19,499	-	47,223	-
Income tax (expense) benefit for above adjustment (b)	-	-	-	-
Adjustment to net (loss) income attributable to non-controlling interests resulting from the above adjustments (k)	(23,734)	(27,815)	(79,748)	(59,542)
Adjusted net (loss) income attributable to Camping World Holdings, Inc. – basic	(13,184)	(9,674)	(12,451)	52,563
Adjustments related to diluted calculation:
Reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (l)	-	-	(26)	221
Income tax on reallocation of net income attributable to non-controlling interests from the dilutive effect of stock options and restricted stock units (m)	-	-	(3)	(78)
Adjusted net income attributable to Camping World Holdings, Inc. – diluted	$(13,184)	$(9,674)	$(12,480)	$52,706
Denominator:
Weighted-average Class A common shares outstanding – basic	37,443	37,137	37,310	36,985
Adjustments related to diluted calculation:
Dilutive options to purchase Class A common stock (n)	-	-	-	78
Dilutive restricted stock units (n)	-	-	40	83
Adjusted weighted average Class A common shares outstanding – diluted	37,443	37,137	37,350	37,146

Adjusted earnings per share - basic	$(0.35)	$(0.26)	$(0.33)	$1.42
Adjusted earnings per share - diluted	$(0.35)	$(0.26)	$(0.33)	$1.42

Anti-dilutive amounts (o):
Numerator:
Reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (l)	$(28,599)	$(13,111)	$20,064	$114,503
Income tax on reallocation of net income attributable to non-controlling interests from the anti-dilutive exchange of common units in CWGS, LLC (m)	$970	$(2,751)	$(25,076)	$(42,865)
Assumed income tax benefit of combining C-corporations with full valuation allowances with the income of other consolidated entities after the anti-dilutive exchange of common units in CWGS, LLC (p)	$10,548	$10,531	$35,326	$25,284
Denominator:
Anti-dilutive exchange of common units in CWGS, LLC for shares of Class A common stock (n)	51,669	51,675	51,670	51,732
Anti-dilutive restricted stock units (n)	114	23	-	-

(a)	Represents the loss and expense incurred on debt restructure and financing expense incurred from the Third Amendment to the Credit Agreement in 2018.
(b)

Represents the current and deferred income tax expense effect of the above adjustments, many of which are related to entities with full valuation allowances for which no tax benefit can be currently recognized. This assumption uses effective tax rates associated with the respective quarters of 25.0% to 25.3% for the adjustments in 2019 and 25.3% to 25.5% for the adjustments in 2018, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.

(c)

Represents a goodwill impairment charge of $40.0 million related to the Retail reporting unit, as previously reported, which is now part of the RV and Outdoor Retail segment, in the fourth quarter of 2018.

(d)	Represents long-lived asset impairment charges related to the RV and Outdoor Retail segment, which primarily relate to locations affected by the 2019 Strategic Shift.
(e)	Represents the gain on the termination of operating leases relating primarily to the 2019 Strategic Shift, net of lease termination costs.
(f)	Represents an adjustment to eliminate the gains and losses on sales of various assets, including losses on disposal or sale of real estate at closed RV and Outdoor Retail locations.
(g)	Represents non-cash equity-based compensation expense relating to employees, directors, and consultants of the Company.
(h)	Represents an adjustment to eliminate the gains on remeasurement of the Tax Receivable Agreement primarily due to changes in our effective income tax rate.
(i)

Represents pre-opening store costs associated with the Gander Outdoors store openings, which is comprised of 1) Gander Outdoors-specific corporate and retail overhead, 2) distribution center expenses, and 3) store-level startup expenses. The Company incurred significant costs related to the initial rollout of Gander Outdoors locations, which was substantially complete as of December 31, 2018. Based on the nature of the acquisition through a bankruptcy auction and the large quantity of retail locations opened and to be opened in a very compressed timeframe, the Company does not deem the pre-opening store costs for the initial rollout of Gander Outdoors locations to be normal, recurring charges. The Company does not intend to adjust for pre-opening store costs other than for the initial rollout of Gander Outdoors.

(j)

Represents restructuring costs relating to our 2019 Strategic Shift. These restructuring costs include one-time employee termination benefits, incremental inventory reserve charges, and other associated costs.

(k)

Represents the adjustment to net (loss) income attributable to non-controlling interests resulting from the above adjustments that impact the net income of CWGS, LLC. This adjustment uses the non-controlling interest’s weighted average ownership of CWGS, LLC of 58.0% and 58.2% for the quarters ended December 31, 2019 and 2018, respectively, and 58.1% and 58.3% for the years ended December 31, 2019 and 2018, respectively.

(l)

Represents the reallocation of net income attributable to non-controlling interests from the impact of the assumed change in ownership of CWGS, LLC from stock options, restricted stock units, and/or common units of CWGS, LLC.

(m)

Represents the income tax expense effect of the above adjustment for reallocation of net income attributable to non-controlling interests. This assumption uses effective tax rates associated with the respective quarters of 25.0% to 25.3% for the adjustments in 2019 and 25.3% to 25.5% for the adjustments in 2018, which represents the estimated tax rate that would apply had the above adjustments been included in the determination of our non-GAAP metric.

(n)	Represents the impact to the denominator for stock options, restricted stock units, and/or common units of CWGS, LLC.
(o)	The below amounts have not been considered in our adjusted earnings per share – diluted amounts as the effect of these items are anti-dilutive.
(p)

Represents adjustments to reflect the income tax benefit of losses of consolidated C-corporations that under the Company’s current equity structure cannot be used against the income of other consolidated subsidiaries of CWGS, LLC. Subsequent to the exchange of all common units in CWGS, LLC, the Company believes certain actions could be taken such that the C-corporations’ losses could offset income of other consolidated subsidiaries. The adjustment reflects the income tax benefit assuming effective tax rates associated with the respective quarters of 25.3% to 25.0% during 2019 and 25.3% to 25.5% during 2018, for the losses experienced by the consolidated C-corporations for which valuation allowances have been recorded. No assumed release of valuation allowance established for previous periods are included in these amounts.

Uses and Limitations of Non-GAAP Financial Measures

Management and our board of directors use the Non-GAAP Financial Measures:

  as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations;
  for planning purposes, including the preparation of our internal annual operating budget and financial projections;
  to evaluate the performance and effectiveness of our operational strategies; and
  to evaluate our capacity to fund capital expenditures and expand our business.

By providing these Non-GAAP Financial Measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our Senior Secured Credit Facilities use EBITDA to measure our compliance with covenants such as consolidated leverage ratio. The Non-GAAP Financial Measures have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income or other financial statement data presented in our unaudited consolidated financial statements included in this press release as indicators of financial performance. Some of the limitations are:

  such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
  such measures do not reflect changes in, or cash requirements for, our working capital needs;
  some of such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
  some of such measures do not reflect our tax expense or the cash requirements to pay our taxes;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and
  other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, the Non-GAAP Financial Measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these Non-GAAP Financial Measures only supplementally. As noted in the tables above, certain of the Non-GAAP Financial Measures include adjustments for loss and expense on debt restructure, long-lived asset impairment, loss on disposal of assets, equity-based compensation, Tax Receivable Agreement liability, Gander Outdoors pre-opening costs, restructuring costs related to the 2019 Strategic Shift, other unusual or one-time items, and the income tax expense effect described above, as applicable. It is reasonable to expect that certain of these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph and in the reconciliation tables above help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

Contacts

Investors:
John Rouleau
John.Rouleau@CampingWorld.com

Media Outlets:
Karen Porter
PR-CWGS@CampingWorld.com